Exhibit 99.1

CONTINUCARE CORPORATION REPORTS
FINANCIAL RESULTS FOR FIRST QUARTER
QUARTER OF FISCAL 2004

     Miami, FL November 13, 2003 – Continucare Corporation (AMEX: CNU) today reported financial results for its first quarter of fiscal 2004.

     For the three months ended September 30, 2003, medical services revenue was $26.2 million, an increase of 7%, compared to medical services revenue of $24.4 million for the three months ended September 30, 2002. Income from operations during the first fiscal quarter of 2004 was $455,000 compared to a loss from operations of $152,000 in the same period one year ago. Income from continuing operations in the first quarter of fiscal 2004 was $2.4 million compared to a loss of $540,000 in the year-ago period. Income from discontinued operations during the first fiscal quarter was $73,000 compared to a loss of $151,000 in the year-ago period. Net income for the first quarter of fiscal 2004 was $2.5 million, or $.05 per diluted share, compared to a net loss of $692,000, or $.02 per diluted share, one year ago.

     Income from continuing operations during the first fiscal quarter of 2004 includes other income of $2.2 million relating to the settlement of a Medicare obligation related to rehabilitation clinics that were previously operated by Continucare and which were sold in 1999. The Centers for Medicare & Medicaid Services (“CMS”) had alleged that Medicare overpayments were made relating to services rendered by these clinics and other related clinics during a period in which they were operated by entities other than Continucare. In an effort to resolve the matter with CMS and avoid aggressive collection efforts that could disrupt its business, in 2002 Continucare entered into a memorandum of understanding pursuant to which it agreed to begin making payments to resolve the liability while also retaining the right to dispute the alleged overpayments. Continucare requested that the liability assessed by CMS be reconsidered and in October it was notified by the Medicare Fiscal Intermediary that the liability was reduced from the originally asserted amount of $2.4 million to approximately $200,000.

     The discontinued operations reflected in Continucare’s financial results relate to a group of independent physician contracts terminated effective January 1, 2003.

     Commenting on the financial results, Richard C. Pfenniger, Jr., Continucare’s Chief Executive Officer said, “We are pleased with our financial results. During our first fiscal quarter, we realized income from operations, cash flow from operations increased, and, as a result of the successful settlement of our Medicare overpayment obligations, our financial position significantly improved. We are currently reviewing all aspects of our business with a view to further improving operating results and strengthening our financial position.”

     Continucare Corporation (www.continucare.com), headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing outpatient physician care and home healthcare services through managed care, Medicare direct and fee for service arrangements.

     Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements include risks and uncertainties, which may affect our business and prospects and cause actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, our ability to service our indebtedness and respond to capital needs, the ability to achieve expected levels of patient volumes and control the costs of providing services, pricing pressures exerted on us by managed care organizations as they seek to contain health care costs, the level of payment we receive from governmental programs and other third party payors, the ability to attract and retain qualified medical professionals, future legislation changes in governmental regulations, including possible changes in Medicare programs that may impact reimbursements to health care providers and insurers, technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms, delays in receiving payments, the collectibility of uninsured accounts and deductible and co-pay amounts, general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2003 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Richard C. Pfenniger, Jr. Chief Executive Officer Continucare Corporation 80 Southwest 8th Street Miami, Florida 33130 (305) 350-7557

CONTINUCARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2003	June 30, 2003

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$103,008	$160,743
Certificates of deposit, current	100,208	101,258
Accounts receivable, net of allowance for doubtful accounts of $4,837,000 and $4,823,000, respectively	305,612	323,443
Other receivables	397,863	410,765
Due from Medicare, net	254,995	258,930
Due from HMOs, net of a liability for incurred but not reported medical claims expense of approximately $12,045,000 and $13,014,000, respectively	2,200,996	1,414,469
Prepaid expenses and other current assets	402,858	572,744

Total current assets	3,765,540	3,242,352
Certificates of deposit	–	30,000
Equipment, furniture and leasehold improvements, net	629,064	632,402
Goodwill, net of accumulated amortization of approximately $3,661,000	14,663,392	14,663,392
Managed care contracts, net of accumulated amortization of approximately $1,805,000 and $1,717,000, respectively	1,705,228	1,793,431
Deferred financing costs, net of accumulated amortization of approximately $3,705,000 and $3,562,000, respectively	374,972	518,382
Other assets, net	119,769	120,017

Total assets	$21,257,965	$20,999,976

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$875,790	$683,488
Accrued expenses	2,812,683	2,283,048
Liabilities related to discontinued operations, net	37,254	110,345
Credit facility	1,880,612	2,315,000
Current portion of deferred revenue	350,000	–
Current portion of convertible subordinated notes payable	213,626	233,716
Current portion of long-term debt	392,664	2,640,943
Current portion of related party notes payable	63,854	63,854
Accrued interest payable	15,625	51,754
Current portion of capital lease obligations	65,524	70,913

Total current liabilities	6,707,632	8,453,061
Deferred revenue, less current portion	3,500,000	3,850,000
Capital lease obligations, less current portion	111,757	125,606
Convertible subordinated notes payable, less current portion	4,074,367	4,122,751
Long term debt, less current portion	1,256,248	1,341,947
Related party notes payable, less current portion	997,333	997,333

Total liabilities	16,647,337	18,890,698
Commitments and contingencies
Shareholders’ equity:
Common stock; $0.0001 par value; 100,000,000 shares authorized, 45,375,194 shares issued and 42,379,001 shares outstanding at September 30, 2003 and June 30, 2003	4,239	4,239
Additional paid-in capital	60,279,880	60,279,880
Accumulated deficit	(50,248,790)	(52,750,140)
Treasury stock (2,996,193 shares)	(5,424,701)	(5,424,701)

Total shareholders’ equity	4,610,628	2,109,278

Total liabilities and shareholders’ equity	$21,257,965	$20,999,976

CONTINUCARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended
	September 30,

	2003	2002

Medical services revenue, net	$26,233,836	$24,391,721
Expenses
Medical services:
Medical claims	18,806,725	18,003,244
Other	3,608,719	3,171,424

Total medical services	22,415,444	21,174,668
Payroll and employee benefits	1,426,421	1,539,195
Provision for bad debts	14,213	25,376
Professional fees	201,545	259,268
General and administrative	1,568,170	1,370,739
Depreciation and amortization	153,104	174,294

Subtotal	25,778,897	24,543,540
Income (loss) from operations	454,939	(151,819)
Other income (expense) Interest income	655	1,775
Interest expense	(245,613)	(390,104)
Medicare settlement related to terminated operations	2,218,278	–

Income (loss) from continuing operations	2,428,259	(540,148)
Income (loss) from discontinued operations	73,091	(151,488)

Net income (loss)	$2,501,350	$(691,636)

Basic income (loss) per common share:
Income (loss) from continuing operations	$.06	$(.01)
Income (loss) from discontinued operations	–	(.01)

Net income (loss)	$.06	$(.02)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$.05	$(.01)
Income (loss) from discontinued operations	–	(.01)

Net income (loss)	$.05	$(.02)

Basic weighted average number of common shares outstanding	42,379,001	39,704,166

Diluted weighted average number of common shares outstanding	47,318,412	39,704,166

CONTINUCARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended
	September 30,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,501,350	$(691,636)
(Income) loss from discontinued operations	(73,091)	151,488

Income (loss) from continuing operations	2,428,259	(540,148)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization, including amortization of deferred loan costs	296,514	493,508
Provision for bad debts	14,213	25,376
Director compensation paid through the issuance of restricted common stock	–	112,000
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	3,618	(81,163)
Decrease in prepaid expenses and other current assets	169,886	75,780
Decrease (increase) in other receivables	12,902	(96,292)
Increase in other assets	(1,446)	(9,285)
Increase in due from HMO’s, net	(786,527)	(380,068)
(Decrease) increase in due to/from Medicare, net	(2,214,344)	143,095
Increase in accounts payable and accrued expenses	721,937	307,313
(Decrease) increase in accrued interest payable	(36,129)	24,292

Net cash provided by continuing operations	608,883	74,408
Net cash used in discontinued operations	–	(23,713)

Net cash provided by operating activities	608,883	50,695
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of restricted cash	31,050	32,955
Property and equipment additions	(59,869)	(23,793)

Net cash (used in) provided by investing activities	(28,819)	9,162

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on convertible subordinated notes	(68,474)	(68,475)
Principal repayments under capital lease obligation	(19,238)	(30,683)
Net (decrease) increase in Credit Facility	(434,388)	450,000
Advances from HMOs	–	75,000
Payment on advances from HMOs	–	(75,000)
Repayments to Medicare per agreement	(115,699)	(202,945)

Net cash (used in) provided by continuing operations	(637,799)	147,897
Net cash used in discontinued operations	–	(81,506)

Net cash (used in) provided by financing activities	(637,799)	66,391

Net (decrease) increase in cash and cash equivalents	(57,735)	126,248

Cash and cash equivalents at beginning of period	160,743	180,410

Cash and cash equivalents at end of period	$103,008	$306,658

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITY:
Purchase of furniture and fixtures with proceeds of capital lease obligations	$–	$33,017